SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934.




Date of Report (Date of earliest event reported) February 10, 2000.

                 WESTBURY METALS GROUP, INC.
             (Exact name of registrant as specified in its charter)


                         New York


     (State or Other Jurisdiction of Incorporation)

    33-42408-NY                            11-3023099
(Commission File Number)               (I.R.S. Employer Identification No.)


750 Shames Drive, Westbury, New York 11590
(Address of principal executive offices)(Zip Code)

(516) 997-8333
(Registrant's telephone number, including area code)





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ITEM 5. Other Events

         On February 10, 2000 the Company completed a private placement of securities through KSH Investment Group, Inc. ("KSH"). The Company offered units with each unit consisting of one share of common stock and one-half warrant for a purchase price of $3.00 per unit. The warrants are exercisable at $4.00 per share during a three year period from the closing of the offering. Pursuant to the offering the Company raised $5,626,484 and issued 1,875,494 shares of common stock and 937,747 warrants. KSH as the placement agent received cash commissions of 3 3/4% of the dollars raised plus a 3/4% non- accountable expense allowance. In addition, KSH received 332,071 warrants.

         The net proceeds of the offering after all expenses was $5,137,699 and are to be used to finance acquisitions, facilitate bank financing and for general corporate purposes. The offering was made pursuant to Rule 506 of Regulation D to accredited investors only.



ITEM 7.  Financial Statements and Exhibits.

         (c)  Exhibits

                  (1)      Confidential Private Placement Memorandum.
                  (2)      Form of Warrant





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                                                 SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    WESTBURY METALS GROUP, INC.
                   (Registrant)



By:
    Mandel Sherman,  President


DATED:    March 3, 2000